CANARY LITECOIN ETF S-1/A

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Pre-Effective Amendment to Registration Statement on Form S-1 of our report dated October 6, 2025, relating to the financial statement of Canary Litecoin ETF, as of August 26, 2025, and to the reference to our firm under the heading “Experts” in such Registration Statement.

Cohen & Company, Ltd.

Milwaukee, Wisconsin

October 6, 2025